EXHIBIT 23.4
                                                                 ------------





                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 1999, except for Note 17 as to which the date is March 4, 1999, appearing in the Annual Report on Form 10-K (and Form 10-K/A) of Dollar Thrifty Automotive Group, Inc. and subsidiaries for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP


Tulsa, Oklahoma
May 27, 1999